UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 11, 2016
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 11, 2016, Customers Bancorp, Inc. ("Customers Bancorp" or the "Company") entered into an At Market Issuance Sales Agreement (the "Sales Agreement") with FBR Capital Markets & Co. ("FBR"), Keefe, Bruyette & Woods, Inc. ("KBW") and Maxim Group LLC ("Maxim").  Pursuant to the Sales Agreement, FBR, KBW and Maxim will act as the Company's sales agents with respect to an offering and sale, at any time and from time to time, of the Company's common stock, par value $1.00 per share (the "Shares"). The Company has authorized the sale, at its discretion, of Shares in an aggregate offering amount up to $50,000,000 under the Sales Agreement.  Sales of the Shares, if any, through the sales agents will be made directly on the New York Stock Exchange, on any other existing trading market for the Shares or to or through a market maker. In addition, with the Company's prior consent, the sales agents may also sell the Shares by any other method permitted by law, including, but not limited to, negotiated transactions. Sales may be made at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and subject to such other terms as may be agreed upon at the time of sale.

The Shares will be sold and issued pursuant to the Company's Registration Statement on Form S-3 (File No. 333-209760), which was previously declared effective by the Securities and Exchange Commission, and the related prospectus and one or more prospectus supplements.

The Company or the sales agents, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Sales Agreement.  The offering of the Shares pursuant to the Sales Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $50,000,000, or sooner if either the Company or the sales agents terminate the Sales Agreement.

The Company will pay the sales agents a commission equal to 2.5% of the gross proceeds from any sale of the Shares sold pursuant to the Sales Agreement and will reimburse the sales agents for certain expenses incurred in connection with their services under the Sales Agreement up to a maximum aggregate of $20,000.

The Company made certain customary representations, warranties and covenants in the Sales Agreement concerning the Company and its subsidiaries and the registration statement, prospectus, prospectus supplement and other documents and filings relating to the offering of the Shares.  In addition, the Company has agreed to indemnify the sales agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 8.01	Other Events

The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the legal opinion of Stradley Ronon Stevens & Young, LLP with respect to the validity of the Shares.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Stradley Ronon Stevens & Young, LLP.
10.1	At Market Issuance Sales Agreement dated as of August 11, 2016, by and among the Company, FBR Capital Markets & Co., Keefe, Bruyette & Woods, Inc. and Maxim Group LLC.
23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date:                          August 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Stradley Ronon Stevens & Young, LLP.
10.1	At Market Issuance Sales Agreement dated as of August 11, 2016, by and among the Company, FBR Capital Markets & Co., Keefe, Bruyette & Woods, Inc. and Maxim Group LLC.
23.1	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).